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                                                                    EXHIBIT 10.6

                                 LEASE AGREEMENT

         THIS LEASE (this "Lease"), made this 10th day of March, 2000 between SPOKANE TEACHERS CREDIT UNION ("Landlord"), and SPECTRUM INTEGRATED SERVICES, INC., D/B/A SOFTWARE SPECTRUM, a Texas corporation ("Tenant").

         AS PARTIES HERETO, Landlord and Tenant agree as follows:

                  1.       LEASE DATE AND EXHIBITS

                           The terms used herein shall have the following
meanings unless otherwise specifically modified by provisions of this Lease.

                  1.1      BUILDING 1

                           "Building 1" shall mean office building number 1,
located at 1620 North Signal Drive, Liberty Lake, Washington, situated on the real property ("property") more particularly described in EXHIBIT A, as outlined on the site plan attached hereto as EXHIBIT B-1.

                  1.2      BUILDING 2

                           "Building 2" shall mean office building number 2,
located at 22721 East Mission, Liberty Lake, Washington, situated on the Property, and outlined on the site plan attached hereto as EXHIBIT B-1.

                  1.3      BUILDINGS

                           "Buildings" shall mean Building 1 and Building 2,
together with the enclosed passageway that connects Buildings 1 and 2.

                  1.4      COMPLEX

                           "Complex" shall mean the Buildings, the Common Area
and the Parking Area.

                  1.5      CAFETERIA

                           "Cafeteria" shall mean the cafeteria servicing the
Buildings and located within Building 1, as outlined on the site plan attached hereto as EXHIBIT B-1.

                  1.6      PREMISES

                           "Premises" shall mean approximately 71,160 rentable
square feet in Building 1 and 2, as outlined on the floor plan attached hereto as EXHIBIT B-2.


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                  1.7      COMMON AREA

                           "Common Area" shall mean all areas of the Buildings
and Grounds designated by Landlord as common areas for the use generally of Landlord and other tenants of the Buildings, including, but not limited to the enclosed passageway between the Buildings, the Fitness Room and the Cafeteria (but excluding Landlord's lobby area outlined on EXHIBIT B-1, which shall be for Landlord's exclusive use.)

                  1.8      PARKING AREA

                           "Parking Area" shall mean the unreserved parking
spaces in the parking area adjacent to the Buildings, as such parking area is outlined on the site plan attached hereto as EXHIBIT B-1.

                  1.9      TENANT'S PERCENTAGE OF THE COMPLEX

                           "Tenant's Percentage of the Complex" shall mean sixty
one and two-tenths percent (61.2%), calculated on the basis of a total 71,160 rentable square feet in the Premises and a total of 116,262 rentable square feet in the Buildings at the time of the Commencement Date of this Lease. It is understood and agreed by the parties that Tenant's Percentage of the Complex shall be recomputed accordingly in the event the total rentable square feet leased by Tenant increases or decreases, or in the event the total rentable square feet in the Buildings increases or decreases.

                  1.10     COMMENCEMENT DATE AND EXPIRATION DATE

                           "Commencement Date" shall mean April 1, 2000. If
Tenant shall occupy the Premises prior to the Commencement Date first stated herein, then the Commencement Date shall be the date of such occupancy.

                           "Expiration Date" shall mean March 31, 2005.

                  1.11     RENT

                           "Rent" shall mean Basic Rent and Additional Rent as
hereinafter defined:

                  1.11.1   BASIC RENT

                           "Basic Rent" shall mean:

                              Month 1             April 1 - 30, 2000            $47,202.80/month NNN
                              Months 2 - 37       May 1, 2000 - Apr 30, 2003    $49,066.24/month NNN
                              Months 38 - 61      May 1, 2003 - Apr 30, 2005    $54,954.00/month NNN


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             1.11.2        ADDITIONAL RENT

                           "Additional Rent" shall mean the Actual Costs
Allocable to the Premises (as hereinafter defined) for a Lease Year (as hereinafter defined), payable in equal monthly installments based on the Estimated Costs Allocable to the Premises (as hereinafter defined) and using the following definitions:

                  (a) "Operating Costs" shall mean all reasonable expenses normally or customarily paid or incurred by Landlord, and not otherwise reimbursed by any Tenant, for maintaining, operating and repairing the Complex and the personal property used in conjunction therewith, including, without limitation, the costs of:

                  (i)     refuse collection;

                  (ii)    water, sewer and utilities services;

                  (iii)   emergency power backup;

                  (iv)    light replacement service and parts;

                  (v)     supplies;

                  (vi)    janitorial and cleaning services;

                  (vii)   window washing;

                  (viii)  landscape maintenance;

                  (ix) maintenance of telephone switching and related equipment;

                  (x)     services of independent contractors;

                  (xi) premiums for insurance, including, without limitation, policies of casualty and liability insurance of such types and in such amounts as Landlord deems necessary or desirable in the exercise of Landlord's reasonable judgment and which Tenant is named an additional insured under,

                  (xii)   licenses, permits and inspection fees; and

                  (xiii) any other reasonable expense or charge, whether or not hereinabove described, which in accordance with generally accepted accounting principles would be considered an expense normally incurred for maintaining, operating or repairing the Complex.

                  Provided, however, that to the extent Tenant pays directly for any such expenses with respect to the Premises (for example; electrical service separately metered to the Premises or custodial services separately contracted for the Premises), then, "Operating Costs" shall mean the Tenant's prorated share of the cost of providing such goods or services to the Common Area only.

                  (b) "Real Property Taxes" shall mean taxes on real property and personal property, including all Tenant improvements for which Landlord is not otherwise entitled to reimbursement by any Tenant or other occupant, charges and assessments levied with respect to the Property, the Buildings, any improvements, fixtures and equipment used directly in the operation of the Complex and located in the Buildings or on the Properly; and any taxes levied or assessed in addition to or in lieu of, in whole or in part, such real property or personal property taxes; and any tax on Landlord's gross receipts unless such tax cannot be charged to Tenant pursuant to applicable law.

                  (c) "Lease Year" shall mean the 12 month period commencing on April 1.


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                  (d) "Actual Costs" shall mean the actual expenses paid or
incurred by Landlord for Operating Costs and Real Property Taxes during any Lease Year of the term hereof.

                  (e) "Actual Costs Allocable to the Premises" shall mean the Actual Costs multiplied by Tenant's Percentage of the Complex.

                  (f) "Estimated Costs Allocable to the Premises" shall mean Landlord's estimate of Actual Costs allocable to the Premises for the following Lease Year as reasonably determined by Landlord.

                  1.12     PERMITTED USES

                           "Permitted Uses" shall mean use of the Premises by
Tenant only for general office purposes and for no other business or purpose without the prior written consent of Landlord.

                  1.13     DEFAULT RATE

                           "Default Rate" shall mean a rate equal to four
percent (4%) per annum over the prime rate of Bank of America (or its successors), as announced from time to time.

                  1.14     EXHIBITS

                           The following exhibits are made a part of this Lease:

                                   EXHIBIT A            Legal Description

                                   EXHIBIT B-1          Site Plan of Property

                                   EXHIBIT B-2          Floor Plan of Premises

         In the event of any inconsistency in the provisions of this Section and more specific provisions set forth elsewhere in this Lease, the more specific provision shall control.

         2.       PREMISES

                  Landlord does hereby lease the Premises to Tenant; and Tenant does hereby lease the Premises from Landlord, in their "as is" condition, upon the terms and conditions herein set forth.

                  The parties acknowledge that Landlord owns and will continue to occupy Building 1 and that, accordingly, Landlord and Tenant will share the use of the Cafeteria and the enclosed passageway between the Buildings. Landlord will also have rights of access through the Premises, for ingress and egress to and from the electrical room in Building 2 as more fully described in Section 16 below.


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         3.       TERM

                  The term of this Lease ("Lease Term") shall be a period extending for 60 months commencing on the Commencement Date and expiring on the Expiration Date, subject to Tenant's renewal options as set forth in Section 4.

         4.       OPTION TO RENEW

                  4.1      OPTION

                           Landlord grants Tenant the option to extend the Lease
Term:

                           4.1.1 for that portion of the Premises located in
Building 1 for one (1) renewal term of three (3) years commencing immediately upon the Expiration Date (the "Building 1 Renewal Term"); and

                           4.1.2 for that portion of the Premises located in
Building 2 for one (1) renewal term of either three (3) or five (5) years, at Tenant's sole option, commencing immediately upon the Expiration Date (the term so elected by Tenant referred to as the "Building 2 Renewal Term" and, together with the Building 1 Renewal Term, the "Renewal Term").

                           The option to renew is expressly conditioned on
Tenant's being, on the first day of the Renewal Term, in full and faithful compliance in all material respects with each and every one of its obligations contained in this Lease.

                  4.3      RENEWAL TERMS

                           During any applicable Renewal Term, each and every
provision of this Lease will remain unchanged and in full force and effect except that: (i) the Basic Rent will be adjusted as of the first day of the applicable Renewal Term to a rental rate to be negotiated in good faith by the parties at such time; and (ii) the definition of the term "Premises" shall be adjusted to mean only the portion of the Premises that are renewed by Tenant under Section 4.2.

         5.       PAYMENT OF BASIC RENT

                  Commencing on the Commencement Date, Tenant shall pay Landlord Basic Rent in lawful money of the United States in advance on or before the first day of each month without offset or deduction at the offices of Landlord at 1620 North Signal Drive, Liberty Lake, Washington 99019, or such other place as may be designated by Landlord. Basic Rent for any period during the Lease Term which is less than one month shall be a pro rata portion of the monthly installment.

         6.       PAYMENT OF ADDITIONAL RENT

                  Commencing on the Commencement Date, Tenant shall pay Landlord as Additional Rent 1/12 (8.33%) of the Estimated Costs Allocable to the Premises in lawful money of the United States in advance on or


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before the first day of each month, without deduction or offset, at the address specified in Section 5. Prior to the commencement of each Lease Year during the Lease Term, Landlord shall furnish Tenant a written statement of the Estimated Costs Allocable to the Premises for such Lease Year, together with the calculation of the estimated monthly Additional Rent payable during such Lease Year. If at any time or times during such Lease Year it appears to Landlord that the Actual Costs Allocable to the Premises will vary from Landlord's estimate by more than five percent (5%) on an annual basis, Landlord may, by written notice to Tenant, revise Landlord's estimate for such Lease Year, and subsequent Additional Rent payments by Tenant for such Lease Year shall be recalculated based on Landlord's revised Estimated Costs Allocable to the Premises. Within ninety (90) days after the close of each Lease Year during the Lease Term, or as soon thereafter as practicable, but not later than one hundred twenty (120) days after the close of such Lease Year, Landlord shall deliver to Tenant a written statement setting forth the Actual Costs Allocable to the Premises during the preceding Lease Year. If such costs for any Lease Year exceed Estimated Costs Allocable to the Premises paid by Tenant to Landlord, Tenant shall pay the amount of such excess to Landlord as Additional Rent within forty-five (45) days after receipt of such statement by Tenant. If such statement shows such costs to be less than the amount paid by Tenant to Landlord, then the amount of such overpayment by Tenant shall be credited by Landlord to the next immediate Rent payable by Tenant. Tenant shall have the right, at Tenant's sole expense, to audit Landlord's books regarding Actual Costs, provided that (i) such right shall not be exercised more than once each calendar year, and (ii) such right must be exercised, if at all, by delivery of written notice to Landlord on or before thirty (30) days after Landlord's delivery of the written statement setting forth Actual Costs Allocable to the Premises during the preceding Lease Year. If the audit reveals that Landlord's statement is determined to be in error by more than five percent (5%), the amount of Additional Rent payable by Tenant attributable to Actual Costs Allocable to the Premises shall be recalculated based upon the results of any such audit.

                  If the Expiration Date is a day other than the last day of a Lease Year, the amount of any adjustment between Actual Costs and Estimated Costs Allocable to the Premises with respect to the Lease Year in which such termination occurs shall be prorated on the basis of a 365-day year. Any amount payable by Landlord to Tenant or by Tenant to Landlord with respect to such adjustment shall be payable within forty-five (45) days after delivery by Landlord to Tenant of the Statement of Actual Costs Allocable to the Premises with respect to such Lease Year.

         7.       (intentionally omitted)

         8.       USES

                  The Premises shall be used only for Permitted Uses and for no other purpose without the prior written consent of Landlord. No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on the Buildings. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act or thing which disturbs the quiet enjoyment of Landlord of any other Tenant in the Buildings. Tenant shall not, without the written consent of Landlord, use any apparatus, machinery or device in or about the Premises which will cause any substantial noise or vibration or any increases in the normal use of electric power. If any of Tenant's office machines and equipment should disturb the quiet enjoyment of Landlord or any other Tenant in the Buildings, then Tenant shall provide adequate insulation, or take other action as may be necessary to eliminate the disturbance. Tenant shall comply with all laws relating to Tenant's use of the Premises and shall observe, and cause employees and invitees to observe, such reasonable rules and regulations as may be adopted and published by Landlord for the safety, care


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and cleanliness of the Premises or the Buildings, and for the preservation of good order therein, including but not limited to any rules and regulations and/or declaration of protective covenants attached to this Lease. Notwithstanding the foregoing, no rules or regulations hereafter promulgated by Landlord shall materially diminish Tenant's rights or increase Tenant's obligations under this Lease.

          9.      SERVICES AND UTILITIES

                  9.1      GENERAL

                           Landlord shall maintain the Common Area in reasonably
good order and condition except for damage occasioned by the act or omission of Tenant, the repair of which damage shall be paid for by Tenant.

                           Landlord shall furnish (or cause to be furnished) the
Premises with electricity for lighting and operation of normal power usage office machines, water, heat and normal air conditioning service. If the foregoing services are not separately metered to Tenant, the cost to providing such service shall be reimbursed by Tenant to Landlord in the form of Additional Rent pursuant to Section 6. Tenant shall, at Tenant's expense, provide for its own trash disposal and janitorial services with respect to the Premises.

                           Landlord shall not be liable for any loss, injury or
damage to property caused by or resulting from any variation, interruption or failure of such services to be provided by Landlord (including, but not limited to, the emergency power backup system) due to any cause whatsoever, or from failure to make any repairs or perform any maintenance. In the event of such variation, interruption or failure, however, Landlord shall use reasonable diligence to restore such service. No temporary interruption or failure of such services incident to the making of repairs, alterations or improvements, or due to accident or strike, or conditions or events beyond Landlord's reasonable control shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant's obligations hereunder. Landlord will use reasonable efforts to notify Tenant at least forty-eight (48) hours in advance of any scheduled or anticipated interruption in any such services. Notwithstanding anything to the contrary contained in this Section 9 or elsewhere in this Lease, if any such slowdown, interruption or stoppage of any such services, or the Landlord's inability to perform any covenant herein creates a condition which interferes substantially with Tenant's normal use of the Premises as allowed under this Lease, and as a consequence Tenant is compelled to discontinue or materially curtail business in the Premises in whole or in part for a period of twenty (20) consecutive days, then the Basic Rent and Additional Rent shall be proportionately abated during the time of such discontinuance or curtailment of business, but no such abatement shall continue beyond the time that the slowdown, interruption, stoppage or inability to perform no longer persists, regardless of any delay by Tenant in resuming operation of business after that time. If any such slowdown, interruption; stoppage or inability to perform continues for a period of forty-five (45) consecutive days and Tenant is compelled (whether for prudent business reasons or otherwise) to discontinue business in the Premises, Tenant shall have the right thereafter to terminate this Lease upon notice to Landlord; however, such termination right shall not continue beyond the time that the slowdown, interruption, stoppage or inability to perform no longer persists.

                           Before installing any equipment (other than customary
and normal office equipment) or creating an occupant load in the Premises that generates more than an average amount of heat for the approved use, Tenant shall obtain the written permission of Landlord and Landlord may refuse to grant such permission if the amount of heat generated would place an above average burden on the air-conditioning system of the


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Buildings unless Tenant shall agree to pay at Landlord's election: (a) the costs of Landlord for installation, operation and maintenance of supplementary air-conditioning units as necessitated by such equipment, or (b) an amount reasonably determined by Landlord to cover the additional burden on the existing air-conditioning system generated by such Tenant equipment.

                           If Tenant uses any equipment in the Premises
requiring above average power usage as compared to other areas of the Complex, Tenant shall in advance, on the first day of each month during the Lease Term, pay Landlord as Additional Rent the reasonable amount estimated by Landlord as the cost of furnishing electricity for the operation of such equipment provided, however, that this provision shall not be applicable if electricity is separately metered for the Premises. Basic Rent does not include any amount to cover the cost of furnishing electricity for such purposes unless so stated herein.

                           At Tenant's request, Landlord shall use its best
efforts to cause utilities furnished to Tenant to be separately metered, and Tenant shall pay for the installation costs of and the conversion to any meters required. To the extent meters cannot be installed, or the cost of such installation is excessive, Tenant shall continue to pay for such utilities as part of the Additional Rent

                  9.2      CAFETERIA

                           Tenant shall be entitled to nonexclusive use (in
common with Landlord) of the Cafeteria servicing the Building. Operating Costs relating to the Cafeteria will not include subsidies paid by Landlord for any food service operations, but will include all other costs and expenses with respect to the Cafeteria. Tenant agrees to cause its employees, agents and invitees to comply with all reasonable rules and regulations as may be adopted and published by Landlord from time to time for the safety, care and cleanliness of the Cafeteria and for the preservation of good order therein.

         10.      PARKING AND ACCESS

                  The Parking Area shall be used for vehicle parking only and shall be used for no other purposes, except as required for trash disposal (including exterior storage) without the prior written consent of Landlord. The Parking Area shall be available to Tenant and its invitees on a first come, first served basis, and Tenant shall ensure that all parking spaces designated as "Visitor Parking" in the Parking Area are kept available for visitors of Landlord and Tenant, also on a first come, first served basis. Tenant agrees that Tenant will not park, nor will Tenant permit Tenant's employees, agents, guests, invitees and/or licensees to park, on streets within the Property or in any other spaces, lots or areas within the Property except as may be specifically provided for in this Lease. The Parking Area contains approximately 661 spaces which are for the exclusive use of Landlord and Tenant. Landlord reserves (per Section 1.8) for Landlord's employees and visitors 100 of such spaces in lot B, which specifically includes the 7 spaces that are marked as "Reserved" for Landlord's executive staff. Tenant shall have the nonexclusive use of the remaining spaces.

                  Trucks or other vehicles may only temporarily park at bays serving the Premises while loading and unloading, and shall not be stored in the parking, maneuvering or loading areas. Tenant, Tenant's employees, agents, guests, invitees and licensees shall use all due care and reasonable best efforts not to interfere with Landlord's and other tenants' use of parking and maneuvering areas.


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         11.      TAX ON RENT

                  If any governmental authority shall in any manner levy a tax on rent payable under this Lease or rentals accruing from use of property, or such tax in any form against Landlord measured by income derived from the leasing or rental of the Complex, such tax shall be paid by Tenant either directly or through Landlord; provided, however, that Tenant shall not be liable to pay any federal or state income tax imposed on Landlord.

         12.      PERSONAL PROPERTY TAXES

                  Tenant shall pay prior to delinquency all personal property taxes payable with respect to all property of Tenant located on the Premises and shall promptly provide written proof of such payment upon request of Landlord.

         13.      IMPROVEMENTS

                  All standard or special Tenant improvements which are affixed to the Premises, including but not limited to, any paid for by Landlord, shall at all times be the property of Landlord. Notwithstanding anything in this Lease to the contrary, however, Tenant improvements such as telephone and computer equipment (except for lines and internal Building wiring) and modular walls and partitions, whether or not affixed to the Premises, will remain the property of Tenant. Upon the Expiration Date or sooner termination of the Lease Term, all improvements and additions to the Premises made by Tenant shall become the property of Landlord, except Tenant may remove Tenant's trade fixtures, office supplies and movable office furniture and equipment not attached to Building 2 provided: (a) such removal is made prior to the Expiration Date or sooner termination of the Lease Term, (b) no Event of Default (as defined in Section 24 of this Lease) exists at the time of such removal, and (c) Tenant immediately repairs all damage caused by or resulting from such removal. All other property in the Premises and any alterations or additions thereto (including, without limitation, wall-to-wall carpeting, paneling, wall covering or lighting fixtures and apparatus) and any other article affixed to the floor, wall or ceiling of the Premises shall become the property of Landlord and shall remain upon and be surrendered with the Premises, Tenant hereby waiving all rights to any payment or compensation therefor. If, however, Landlord so requests in writing, Tenant will, prior to the Expiration Date or sooner termination of the Lease Term, remove such alterations, additions, fixtures, equipment and property placed or installed by Tenant in the Premises as requested by Landlord, and will immediately repair any damage caused by or resulting from such removal to the condition of the Premises prevailing upon the Commencement Date, reasonable wear and tear excepted.

                  If Tenant shall fail to remove any of Tenant's property of any nature whatsoever from the Premises on the Expiration Date, sooner termination of the Lease Term or when Landlord has the right of re-entry, Landlord may, at Landlord's option, remove and store said property without liability for loss thereof or damage thereto, such storage to be for the account and at the expense of Tenant. If Tenant shall not pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may, at Landlord's option, sell, or permit to be sold, any or all of such property at public or private sale (and Landlord may become a purchaser at such sale), in such manner and at such times and places as Landlord in Landlord's sole discretion may deem proper, without notice to Tenant, and shall apply the proceeds of such sale; first, to the cost and expenses of such sale, including reasonable attorneys' fees actually incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may


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then be or thereafter become due Landlord from Tenant under any of the terms hereof; and, fourth, the balance, if any, to Tenant.

         14.      ALTERATIONS AND CARE OF PREMISES

                  Tenant shall take good care of the Premises (and all telephone lines, equipment, fixtures and mechanical systems therein) and shall promptly make all necessary repairs and maintenance, except those to be made by Landlord as provided herein, in order to keep the Premises in neat, clean and sanitary condition. Tenant shall maintain all signs approved by Landlord in good, clean and attractive condition.

                  Landlord will be responsible only for structural repairs and maintenance of the roof, foundations, sub-floor and structural walls of the Buildings. Landlord will be responsible for the replacement of the HVAC, mechanical, electrical and life safety systems in the Complex (including the Premises) if Landlord determines that said systems and equipment have reached the end of their economic life. Nothing herein will limit Tenant's obligation to pay its share of Operating Costs with respect to the maintenance and operation of the HVAC, mechanical, electrical and life safety systems in the Complex.

                  Tenant shall, at the expiration or sooner termination of this Lease, surrender and deliver the Premises to Landlord in as good condition and in the same layout and configuration as when received by Tenant from Landlord or as thereafter improved with Landlord's consent, reasonable wear and tear and damage by fire or other insured casualty excepted.

                  Tenant shall not make any material alterations, additions or improvements in or to the Premises, or add, disturb or change in any material way any floor covering, all covering, window blinds, fixtures, plumbing or wiring without first obtaining the written consent of Landlord, which consent will not be unreasonably withheld or delayed. Tenant shall deliver to Landlord full and complete plans and specifications prepared by a licensed architect for any such material alteration, addition or improvement provided that Tenant shall not be required to retain an architect in connection with the installation of telephone, computer and security equipment contemplated hereby. In addition, notwithstanding the above, Tenant shall have the right to make nonstructural alterations which do not exceed Ten Thousand Dollars ($10,000) in any one instance, and minor decorations to the Premises, without obtaining Landlord's written consent, but Tenant shall deliver to Landlord copies of all plans and drawings relating to any such nonstructural alterations.

                  Landlord shall have the right to approve the contractor to be hired by Tenant to construct any structural alteration, and such contractor shall be fully licensed and bonded and insured.

                  Landlord does not and will not make any covenant or warranty, express or implied, that any such plans or specifications submitted by Tenant are accurate, complete or in any way suited for their intended purpose. Further, Tenant shall indemnify and hold Landlord harmless from any liability, claim or suit, including attorneys' fees, arising from any injury, damage, cost or loss sustained by persons or property as a result of any defect in design, material or workmanship arising as a result of any Tenant improvements.

                  All such work so done by Tenant shall be done in accordance with all laws, ordinances and rules and regulations of any federal, state, county, municipal or other public authority and/or Board of Fire Underwriters. Tenant expressly covenants and agrees that no liens of mechanics, materialmen, laborers,


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architects, artisans, contractors, subcontractors or any other lien of any kind whatsoever shall be created against or imposed upon the Premises, the Property or the Complex, and that in the event any such claims or liens of any kind whatsoever shall be asserted or filed by any persons, firms or corporations performing labor or furnishing material in connection with such work, Tenant shall pay off or cause the same to be discharged of record within ten (10) days of notification thereof. All alterations, improvements or changes made by Tenant to the Premises shall be the property of Landlord and shall remain upon and be surrendered with the Premises upon the termination of this Lease.

                  Landlord shall have the right, but not the obligation, to inspect any alterations during and at the conclusion of construction. If, in Landlord's reasonable opinion, the same are not installed in accordance with plans and specifications submitted to Landlord under the requirements of this Section, then, in addition to any other remedy provided to Landlord under this Lease, Landlord shall have the right to require Tenant to reconstruct the same to conform to such plans and specifications and at Tenant's cost and expense.

                  Tenant acknowledges and agrees that a material condition to the granting of approval of Landlord to any alterations and/or improvements and/or repairs required under this Lease or desired by Tenant is that the contractors who perform such work shall carry a comprehensive liability policy, naming Landlord as an additional insured thereon, with a combined single limit for personal or bodily injury of not less than One Million Dollars ($1,000,000) at Tenant's expense. Landlord may require proof of such insurance coverage from each contractor at the time of submission of Tenant's request for Landlord's consent to commence work.

                  All damage or injury done to the Premises by Tenant or by any persons who may be in or upon the Premises with the consent (express or implied) of Tenant, including the cracking or breaking of glass of any windows or doors, shall be paid for by Tenant and Tenant shall pay for all damage to the Buildings and any appurtenances thereto caused by Tenant or Tenant's employees, agents, guests, invitees and/or licensees. Tenant shall promptly notify Landlord of any damage to the Premises requiring repair. Landlord shall, in the exercise of prudent business practices, determine those repairs that are necessary to maintain the Premises in good condition.

         15.      HAZARDOUS MATERIAL

                  15.1     DEFINITION OF "ENVIRONMENTAL LAWS"

                           The term "Environmental Laws" means any and all
state, federal and local statutes, regulations and ordinances relating to the protection of human health and the environment including any regulations, restrictions, or licenses promulgated or issued by the Liberty Lake Sewer District or other municipal corporation.

                  15.2     DEFINITION OF "HAZARDOUS MATERIAL"

                           The term "Hazardous Material" means any hazardous or
toxic substance, material or waste, including, but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 C.F.R. Section 172.101) or by the United States Environmental Protection Agency as hazardous substances (40 C.F.R. at. 302 and amendments thereto), or as defined as hazardous substances by RCW 70.105D.020 (7), including petroleum products and their derivatives, and such other substances, materials and wastes as become regulated or subject to cleanup authority under any Environmental Laws. Notwithstanding the foregoing, the term "Hazardous Material" shall not include: (1) chemicals routinely used in business office areas, or (2) janitorial supplies, cleaning fluids, or chemicals necessary for the day-to-day operation or other maintenance of the Premises if the disposition, handling, storage or quantity of the items described in (1) and (2) herein are at all times in compliance with all applicable legal requirements.

                  15.3     LIMITATION ON USES OF HAZARDOUS MATERIAL

                           Tenant shall:

                           (a) not cause or permit any Hazardous Material to be
brought upon, used, kept or stored on or about the Premises by Tenant or its agents, contractors or subtenants without the prior written consent of Landlord;

                           (b) cause the Premises and all of Tenant's operations
conducted thereon to comply with all Environmental Laws and orders of any governmental authorities having jurisdiction under any Environmental Laws; and

                           (c) obtain, keep in effect and comply with all
governmental permits and authorizations required by Environmental Laws with respect to the Premises or Tenant's operations.

                  15.4     NOTICES

                           Tenant shall immediately notify Landlord in writing
if Tenant becomes aware of any of the following:

                           (a) Any violation of Environmental Laws regarding the
Premises or Tenant's operations;

                           (b) Any order, notice of violation, fine or penalty
or other similar action relating to Hazardous Material or Environmental laws and to the Premises or Tenant's operations; or

                           (c) Any complaint or lawsuit filed or threatened to
be filed by any person or other entity, including, without limitation, any governmental authority, relating to Hazardous Material or Environmental Laws and to the Premises or Tenant's operations.

                  15.5     INDEMNIFICATION

                           Tenant agrees to defend (with counsel approved by
Landlord), fully indemnify, and hold entirely free and harmless Landlord from and against all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on the use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) that arise during or after the Lease Term and that are imposed on, or paid by or asserted against

Landlord by reason or on account of, or in connection with, or arising out of Tenant's use, generation, manufacture, refinement, transportation, treatment, storage, handling, recycling or disposal of Hazardous Material, or any release of Hazardous Material in connection with or as a result of Tenant's use or activities, or of Tenant's agents, contractors or subtenants, or any violation of any Environmental Law by Tenant or its agents, subcontractors or subtenants; provided further, however, that Tenant acknowledges that Landlord has disclosed to Tenant the presence of asbestos floor tiles currently covered by carpeting within the Premises. In the event any Tenant improvements or other alterations require Tenant to disturb the floor tiles, Tenant will comply with all Environmental Laws in connection with the disturbance of such tiles, and will take all actions necessary to prevent or minimize any damage or personal injury that may be caused by the release of, or exposure to, such asbestos and shall pay for the removal of said floor tiles by a licensed asbestos abatement contractor.

                  15.6     SURVIVAL

                           The provisions of this Section 15 shall survive the
expiration or earlier termination of this Lease.

         16.      ACCESS

                  16.1     GENERALLY

                           Landlord and Landlord's employees and agents shall
not have any right to enter the Premises without having given Tenant at least twenty-four (24) hours prior notice of such entry, but no such notice shall be required in cases of emergency involving an imminent risk to persons or property or in cases of access to the electrical rooms as provided in Section 16.3. When reasonably necessary, Landlord may temporarily close entrances, doors, corridors, or other facilities without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or as relieving Tenant from the duty of observing and performing any of the provisions of this Lease; provided that Landlord, whenever reasonably practical, shall give Tenant notice of any such closure. Landlord shall have the right to enter the Premises for the purpose of showing the Premises to prospective tenants within one hundred twenty (120) days prior to the Expiration Date or sooner termination of the Lease Term. Landlord shall not be liable for the consequences of admitting by passkey, or refusing to admit to the Premises, Tenant or Tenant's employees, agents, guests, invitees and/or licensees.

                           Landlord shall indemnify and hold Tenant harmless
from and against all loss, cost, expense, claim or damage arising from any negligent act or omission of any employee, agent or invitee of Landlord while in the Premises.

                  16.2 EXERCISE FACILITIES AND UTILITIES AND TELEPHONE EQUIPMENT ROOMS

                           Landlord has retained exclusive use of, and does not
lease to Tenant, the water heater room adjacent to the exercise facilities, both located in Building 2, as outlined on the site plan attached hereto as EXHIBIT B-2. Landlord will have access through the Premises on an as-needed basis only to the telephone equipment room, the water heater room and the utility room adjacent to the water heater room. Landlord's access to such rooms will be limited to Landlord's technical, maintenance and security personnel. Landlord's access to the utility room will be for the purpose of reading meters, performing required maintenance, and observing the security panel located therein. During the period of shared access to the telephone equipment room, if either Landlord or Tenant determines that any repairs, modifications or alterations are necessary in the telephone equipment room, the party making such determination may make such repairs, modifications or alterations only after receiving the written approval of the other party, which party shall not unreasonably withhold or delay such approval. Landlord agrees to use commercially reasonable best efforts to comply with all reasonable requests of Tenant to assist Tenant in Tenant's installation of its Telephone Switching Equipment and systems in the Premises. Landlord and Landlord's employees and agents shall not have access to the exercise facilities through the Premises.

                           Tenant and its employees will have the right to
access to and use of the exercise room. Landlord shall be responsible for the maintenance of the exercise equipment and such maintenance costs shall be included in the Operating Costs referenced in Section 1.11.2 above.

                  16.3     ELECTRICAL ROOM

                           Landlord has retained use of, and does not lease to
Tenant, the electrical room located in Building 2, as outlined on the site plan attached hereto as EXHIBIT B-2. Landlord agrees to use commercially reasonable best efforts to comply with all reasonable requests of Tenant to assist Tenant in Tenant's installation of its wiring and connections for computer and electrical equipment required by Tenant for the operation of its business in the Premises. Landlord will share use of the electrical room with Tenant. The costs and expenses that are paid or incurred by Landlord for maintaining, operating and repairing the electrical room will be included within Operating Costs to be shared by Tenant under this Lease. In addition, each party shall defend and indemnify the other party and save the other party harmless from and against any and all liability, damages, costs or expenses, including reasonable attorneys' fees, arising from any act, omission or negligence of the indemnifying party or its employees or agents arising from such party's use of or access to the electrical room. Tenant shall permit Landlord and Landlord's employees and agents to enter into, upon and through the Premises, at all times required by Landlord, for ingress and egress to and from the electrical room. Landlord's access through the Premises to the electrical room will be limited to Landlord's technical, maintenance and security personnel. Such access shall be on an as-needed basis only.

         17.      INSURANCE

                  17.1 FIRE AND EXTENDED COVERAGE INSURANCE ON TENANT'S PERSONAL PROPERTY AND FIXTURES

                           At all times during the Lease Term, Tenant shall keep
in force at Tenant's sole cost and expense All Direct Cause of Loss coverage in companies reasonably acceptable to Landlord, equal to the full replacement cost of Tenant's fixtures, furnishings, equipment and contents upon the Premises. Landlord shall be named as an additional insured on all such policies.

                           At all times during the Lease Term, Landlord shall
keep in force All Direct Cause of Loss coverage in an amount equal to the full replacement cost of the Complex in amounts and with companies acceptable to Landlord in the exercise of prudent business practices. Tenant acknowledges that it will pay its proportionate share of such insurance pursuant to Sections
1.11.2 and 6 and Tenant will be named an additional insured on such policies.

                  17.2     LIABILITY INSURANCE

                           Tenant shall, during the Lease Term, keep in full
force and effect a policy of public liability and property damage insurance with respect to the Premises and the business operated by Tenant in the Premises, with a combined single limit for personal or bodily injury and property damage of not less than One Million Dollars ($1,000,000). The policy shall name Tenant as insured, and Landlord as an additional insured and shall contain a clause that the insurer will not cancel or change the insurance without first giving Landlord thirty (30) days' written notice. The insurance shall be provided by an insurance company approved by Landlord and a copy of the policy or a certificate of insurance shall be delivered to Landlord. All public liability, property damage and other liability policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry. All such policies shall contain a provision that Landlord, although named as an additional insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to Landlord, Landlord's employees and/or agents by reason of the negligence of Tenant. All such insurance shall specifically insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons or injury or damage to property as contained in
Section 20. Any insurance (whether liability or casualty) required by the terms of this Lease to be carried by Tenant may be carried under a blanket policy (or policies) covering other properties of Tenant or its related or affiliated corporations, or both; provided, however, that Tenant provide Landlord evidence reasonably satisfactory to Landlord that (a) Landlord is named as an additional insured on such policy or policies and (b) the coverage under such policy or policies is sufficient to cover the limits required herein.

                  17.3     LANDLORD'S LIABILITY INSURANCE

                           At all times during the term of this Lease, Landlord
shall maintain in full force and effect comprehensive public liability insurance with minimum limits of One Million Dollars ($1,000,000) for injury to or death of one or more persons in any one occurrence and One Million Dollars ($1,000,000) for damage to or destruction of property in any one occurrence. Any insurance (whether liability or casualty) required by the terms of this Lease to be carried by Landlord may be under a blanket policy (or policies) covering other properties of Landlord and/or its related or affiliated entities.

                  17.4     LENDER

                           Any mortgage lender interested in any part of the
Buildings or Premises may, at Landlord's option, be afforded coverage under any policy required to be secured by Tenant hereunder, by use of a mortgagee's endorsement to the policy or policies.

         18.      DAMAGE OR DESTRUCTION

                  If the Premises or all or part of the Complex shall be destroyed or rendered untenantable, either wholly or in part, by fire or other unavoidable casualty such that Tenant cannot reasonably continue to carry out its normal business activities from the Premises until such damage is repaired, which repairs Landlord's Architect reasonably believes can be repaired within one hundred eighty (180) days from the casualty, and provided such repairs do not actually require more than two hundred ten (210) days from the date of the casualty to be completed, then this Lease shall not terminate. Otherwise, either party may, by written notice to the other, either (a) terminate this Lease within sixty (60) days after (i) such casualty or (ii) the end of such two hundred ten (210) day period, as applicable, or (b) keep this Lease in effect, in which case Landlord shall restore the Premises to their previous condition; provided during such restoration Basic Rent and Additional Rent shall be abated in the same proportion as the untenantable portion of the Premises bears to the whole thereof; and provided further if the damage is due directly or indirectly to the fault or neglect of Tenant or Tenant's employees, agents, guests, invitees and/or licensees, there shall be no abatement of Rent. Landlord shall not be required to repair or restore fixtures, improvements or other property of Tenant.

         19.      WAIVER OF SUBROGATION

                  Whether the loss or damage is due to the negligence of either Landlord of Tenant, their employees or agents, or any other cause, Landlord and Tenant do each herewith and hereby release and relieve the other and any other Tenant, its employees and agents from responsibility for, and waive their entire claim of recovery (including deductible amounts under the policies of insurance referred to below) for, any loss or damage to the real or personal property of either located anywhere in the Buildings arising out of or incident to the occurrence of any of the perils which are covered and paid by their respective insurance policies, with extended coverage endorsements, that each of them is required to carry under this Lease (regardless of whether such coverage is actually in effect). Each party shall cause its insurance carriers to consent to such waiver and to waive all rights of subrogation against the other party.

         20.      INDEMNIFICATION

                  Subject to Section 19, Tenant shall defend and indemnify Landlord and save Landlord harmless from and against any and all liability, damages, costs or expenses, including attorneys' fees, arising from any act, omission or negligence of Tenant or Tenant's employees, agents, guests, invitees and/or licensees in or about the Premises, the Common Area and the Parking Area, or arising from any breach or default under this Lease by Tenant, or arising from any accident, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Premises, the Common Area and the Parking Area, provided that the foregoing provision shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the negligence of Landlord or Landlord's employees, agents and/or invitees.

                  Landlord shall not be liable for any loss or damage to person or property sustained by Tenant or other persons, which may be caused by the buildings or the Premises, or any appurtenances thereto, being out of repair, or the bursting or leakage of any water, gas, sewer or steam pipe, or by theft, or by any food born or contagious illness; or by any act, omission or neglect of any Tenant or occupant, including the Cafeteria and its employees and agents, or other person, or by any other cause of whatsoever nature except to the extent that Tenant's loss is caused by the gross negligence, willful misconduct or willful omission of Landlord or Landlord's employees or agents. Tenant agrees to use and occupy the Premises, the Common Area and the Parking Area at Tenant's own risk and, except as specifically set forth in the preceding sentence, hereby releases Landlord, Landlord's employees and/or agents from all claims for any damage or injury to the fullest extent permitted by law.

         21.      ASSIGNMENT AND SUBLETTING

                  Subject to the terms set forth herein, Tenant shall not assign, transfer, mortgage or encumber this Lease nor sublet the whole or any part of the Premises without first obtaining Landlord's written consent, which consent may be withheld or conditioned in Landlord's sole reasonable discretion. Any consent granted by Landlord shall require that such subtenant or assignee consent to be bound by all of the terms and conditions of this Lease. No such assignment or subletting shall relieve Tenant of any liability under this Lease regardless of whether such liability arises by or through Tenant. Assignment or subletting shall not operate as a waiver of the necessity for a written consent to any subsequent assignment or subletting, and the terms of such consent shall be binding upon any person holding by, under or through Tenant. Landlord may, at Landlord's election, collect rent directly from such assignee or subtenant.

                  If Tenant is a corporation, then any transfer of this Lease by operation of law, merger, consolidation or liquidation shall constitute an assignment for the purpose of this Section; provided, however, that as long as Tenant is a publicly owned company, Landlord's consent to an assignment of this Lease will not be required as a result of merger, consolidation or liquidation, or any change in the ownership of, or power to vote, the majority or controlling interest of Tenant's outstanding voting stock unless (a) such change is the result of any reorganization or merger by which the Tenant's rights under this Lease are transferred to a subsidiary or affiliate or any other entity in which Tenant has controlling interest (in which case Tenant agrees to guaranty performance under this Lease and upon receipt of such guaranty, in form and content satisfactory to Landlord, Landlord's consent will automatically be deemed to be given) or (b) such change results from Tenant's merger with, or purchase by, any competitor of Landlord.

                  In the event Tenant should desire to assign this Lease or sublet the Premises or any part hereof, Tenant shall give Landlord written notice at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease, which notice shall specify: (a) the name and business of the proposed assignee or sublessee, (b) the amount and location of the space affected, (c) the proposed effective date and duration of the subletting or assignment, and (d) the proposed rental to be paid to Tenant by such sublessee or assignee. Landlord shall then have a period of fifteen (15) days following receipt of such notice within which to notify Tenant in writing that Landlord elects either (i) to permit Tenant to assign or sublet such space, in which event if the proposed rental rate between Tenant and sublessee is greater than the Rent payable under this Lease, then such excess rental shall be deemed Additional Rent owed by Tenant to Landlord under this lease, and the amount of such excess, including any subsequent increases due to escalation or otherwise, shall be paid by Tenant to Landlord in the same manner than Tenant pays the Rent hereunder and in addition thereto, or (ii) to withhold consent to Tenant's assignment or subleasing such space and to continue this Lease in full force and effort as to the entire Premises.

         22.      SIGNS

                  Tenant shall not inscribe any inscription, or post, place or in any manner display any sign, notice, picture, placard or poster or any advertising matter whatsoever, anywhere in or about the Premises or the Buildings at places visible (either directly or indirectly as an outline or shadow on a glass pane) from anywhere outside the Premises without first obtaining Landlord's written consent thereto which consent shall not be unreasonably withheld or delayed. Tenant shall have the right to place signage on the north wall of Building 1 below the Landlord's signage and subject to Landlord's approval as set forth in this section. It is understood and agreed that Landlord's signage may be more prominent than Tenant's signage Tenant shall deliver to Landlord drawings or plans showing any such sign prior to its installation. Any such consent by Landlord shall be upon the understanding and condition that Tenant will remove the same at the Expiration Date or sooner termination of the Lease Term and Tenant shall repair any damage to the Premises or the Building caused thereby.

         23.      LIENS AND INSOLVENCY

                  Tenant shall keep the Premises and the Complex free from any liens arising out of any work performed and materials ordered or obligations incurred by Tenant, and Tenant does hereby indemnify and hold Landlord harmless from any liability arising from such lien. In the event any lien is filed against the Complex, the Property described on EXHIBIT A or the Premises by any person claiming by, through or under Tenant, Tenant shall promptly, upon request of Landlord and at Tenant's sole costs and expense, furnish to Landlord a bond in form, content and amount, and issued by a surety, satisfactory to Landlord, in its sole discretion, indemnifying Landlord, the Property and the Complex against any liability, costs and expenses, including, without limitation, attorneys' fees, which Landlord may incur as a result thereof. Provided such bond has been furnished, and after written notice to Landlord, Tenant may contest any such lien by appropriate proceedings conducted in good faith and with due diligence, at Tenant's sole cost and expense, if and only if such proceedings suspend the collection of any amount claimed from Landlord, Tenant, the Property and the Premises, and neither the Property, the Complex nor the Premises (or any part thereof) is or will be in danger of being sold, forfeited or lost.

         24.      DEFAULTS

                  24.1     EVENTS OF DEFAULT

                           The following events are referred to, collectively,
as "Events of Default" or, individually, as an "Event of Default":

         (a) Tenant defaults in the due and punctual payment of Rent, and such default continues for five (5) days after written notice from Landlord delivered by hand to Tenant's last known address or via facsimile to Tenant's last known facsimile number, however, Tenant will not be entitled to more than one (1) written notice for monetary defaults during any twelve (12) month period, and if after such written notice any Rent is not paid within five (5) days of when due, an Event of Default will be considered to have occurred without further notice:

         (b) This Lease or the Premises or any part of the Premises are taken upon execution or by other process of law directed against Tenant, or are taken upon or subject to any attachment by any creditor of Tenant or claimant against Tenant, and the attachment is not discharged or disposed of within thirty (30) days after its levy.

         (c) Tenant is insolvent or files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any solvency act of any state, or admits the material allegations of any such petition by answer or otherwise, or is dissolved or makes an assignment for the benefit of creditors;

         (d) Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for all or substantially all of the property of Tenant, and such proceeding is not dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment; or

         (e) Tenant breaches any of the other agreements, terms, covenants or conditions that this Lease requires Tenant to perform, and such breach continues for a period of thirty (30) days after written notice from Landlord to Tenant or, if such breach cannot be cured reasonably within such thirty (30) day period, if Tenant fails to diligently commence to cure such breach within thirty
(30) days after written notice from Landlord and to complete such cure within a reasonable time thereafter.

Notice as required herein shall be delivered in compliance with provisions of
Section 30.

                  24.2     LANDLORD'S REMEDIES

                           If any one or more Events of Default set forth in
Section 24.1 occur, then Landlord has the right, at its election:

         (a) To give Tenant written notice by hand delivery to Tenant's last known address or via facsimile to Tenant's last known facsimile number of Landlord's intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case Tenant's right to possession of the Premises will cease and this Lease will be terminated, except as to Tenant's liability, as if the expiration of the term fixed in such notice were the end of the term;

         (b) Without further demand or notice, to reenter and take possession of the Premises or any part of the Premises, repossess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of monthly rent or other amounts payable under this Lease or as a result of any preceding breach of covenants or conditions; or

         (c) Without further demand or notice to cure any Event of Default and to charge Tenant for the cost of effecting such cure, including, without limitation, reasonable attorneys' fees and interest on the amount so advanced at the rate of ten percent (10%) per annum, provided that Landlord will have no obligation to cure any such Event of Default of Tenant.

         Should Landlord elect to reenter as provided in (b), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part of the Premises in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period that would otherwise have constituted the balance of the term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its reasonable discretion, may determine, and Landlord may collect and receive the Rent. Landlord will in no way be responsible or liable for any failure to relet the Premises, or any part of the Premises, or for any failure to collect any Rent due upon such reletting. No such reentry or taking possession of the Premises by Landlord will be construed as an election on

Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. No written notice from Landlord under this Section
24.2 or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in such notice.

                  24.3     CERTAIN DAMAGES

                           In the event that Landlord does not elect to
terminate this Lease as permitted in Section 24.1(a), but on the contrary elects to take possession as provided in Section 24.2(b), Tenant shall pay to Landlord monthly Rent and other sums as provided in this Lease that would be payable under this Lease if such repossession had not occurred, less the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, attorneys' fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease terms extends beyond the existing term, or the Premises covered by such new lease include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection with such reletting as provided in this Section 24.3 will be made in determining the net proceeds from such reletting, and any rent concessions will be equally apportioned over the term of the new lease. Tenant shall pay such rent and other sums to Landlord monthly on the day on which the monthly Rent would have bean payable under this Lease if possession had not been retaken, and the Landlord will be entitled to receive such rent and other sums from Tenant on each such day. Landlord will attempt to mitigate damages arising from an Event of Default by making reasonable efforts to relet the Premises in whole or in part.

                  24.4     CONTINUING LIABILITY AFTER TERMINATION

                           If this Lease is terminated on account of the
occurrence of an Event of Default, Tenant will remain liable to Landlord for damages in an amount equal to monthly Rent and other amounts that would have been owing by Tenant for the balance of the term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all of Landlord's expenses in connection with such reletting, including, without limitation, the expenses enumerated in Section 24.3. Landlord will be entitled to collect such damages from Tenant monthly on the day on which monthly Rent and other amounts would have been payable under this Lease if this Lease had not been terminated, and Landlord will be entitled to receive such monthly Rent and other amounts from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord will be entitled to recover against Tenant as damages for loss of the bargain and not as penalty.

         (a) The worth at the time of award of the unpaid Rent that had been earned at the time of termination;

         (b) The worth at the time of award of the amount by which the unpaid Rent that would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

         (c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Lease (had the same not been so terminated by Landlord) after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

         (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or, in the ordinary course of business, likely to result therefrom.

         The "Worth at the time of award" of the amounts referred to in (a) and
(b) above is computed by adding interest at the interest rate of ten percent (l0%) per annum on the termination date from the termination date until the time of the award. The "worth at the time of award" of the amount referred to in (c) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Seattle, Washington, at the time of award plus one percent (1%).

                  24.5     CUMULATIVE REMEDIES

                           Any suit or suits for the recovery of the amounts and
damages set forth in Sections 24.3 and 24.4 may be brought by Landlord, from time to time, at Landlord's election, and nothing in this Lease will be deemed to require Landlord to await the date upon which this Lease or the term would have expired had there occurred no Event of Default. Each right and remedy provided for in this Lease is cumulative and is in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the right or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise will be preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. All costs incurred by Landlord in collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys' fees from the date any such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, will also be recoverable by Landlord from Tenant.

         25.      PRIORITY

                  This Lease will be subordinate to any mortgage or deed of trust now existing upon the Premises or the Property and to any and all advances to be made thereunder, and to interest thereon, and all renewals, replacements or extensions thereof. Tenant agrees to subordinate its interest in the Premises and under this Lease to the lien of a future mortgage or deed of trust which secures a loan to Landlord for the benefit of the Complex or Premises (or a loan to refinance such a loan), and further agrees to attorn to the holder of such mortgage or such deed of trust, provided that the holder of such mortgage or deed of trust delivers to Tenant a non-disturbance and providing that so long as Tenant is not in default under this Lease, Tenant's possession of the Premises and rights under this Lease shall not be effected by a foreclosure, a deed in lieu of foreclosure or any other post-default remedy or proceeding under such mortgage or deed of trust.

         26.      NONWAIVER

                  Waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition, or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

         27.      SURRENDER OF POSSESSION

                  Upon the Expiration Date or sooner termination of the Lease Term, whether by lapse of time or otherwise, Tenant shall promptly and peacefully surrender the Premises to Landlord.

         28.      HOLDOVER

                  If Tenant shall, with the written consent of Landlord, hold over after the Expiration Date of the Lease Term, Tenant shall be deemed to be occupying the Premises on a month-to-month tenancy, which tenancy may be terminated as provided by the laws of the State of Washington. During such tenancy, Tenant agrees to pay to Landlord twice the Basic Rent as set forth herein, plus Additional Rent unless a different rate shall be agreed upon, and to be bound by all of the terms, covenants and conditions herein specified, so far as applicable.

         29.      CONDEMNATION

                  If all of the Premises, or such portions of Building 1 or Building 2 as may be required for the reasonable use of the Premises, are taken by eminent domain, this Lease shall automatically terminate as of the date Tenant is required to vacate the Premises and all Rent shall be paid to that date. In case of a taking of a part of the Premises, or a portion of Building 1 or Building 2 not required for the reasonable use of the Premises, then this Lease shall continue in full force and effect and the Rent shall be equitably reduced based on the proportion by which Tenant's Percentage of the Complex is reduced, such Rent reduction to be effective as of the date possession of such portion is delivered to the condemning authority. Landlord reserves all rights to damage to the Premises for any taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award, and Tenant shall make no claim against Landlord for damages for termination of the leasehold interest or interference with Tenant's business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be put for Tenant's moving expenses, provided that such damages may be claimed only if they are awarded separately in the eminent domain proceedings and not as part of the damages recoverable by Landlord.

         30.      NOTICES

                  Any notices, consents, approvals, elections, submissions, requests or demands required or permitted to be given under this Lease or pursuant to any law or governmental regulation by Landlord to Tenant or by Tenant to Landlord shall be in writing (whether or not expressly so provided) and shall be deemed received and effective five (5) days after being deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid or one (1) business day after being sent by overnight express mail or nationally recognized courier service (e.g. Federal Express) to Landlord or Tenant, at the respective addresses set forth below or such other addresses as either party may designate by notice to the other from time to time. In lieu of registered or certified mail, and in any event during any period of postal strike or other interference with the mails, any notice may be given by personal delivery with a receipt signed by the person served or by any person authorized by law to serve process in the jurisdiction where such service is accomplished and shall be effective when received. The address for notices to Landlord shall be Spokane Teachers Credit Union, 1620 N. Signal Dr., Liberty Lake, Washington 99019. The address for notices to Tenant shall be: Spectrum Integrated Services, Inc. d/b/a Software Spectrum,. Attn.: Facilities Director at 2140 Merritt Dr., Garland, Texas, 75041 and copy to General Counsel at the same address.

         31.      COSTS AND ATTORNEYS' FEES

                  If Tenant or Landlord shall take any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery or rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorneys' fees and costs in such action, at trial and on appeal, and such attorneys' fees and costs shall be deemed to have accrued on the commencement of such action.

                  In the event Tenant requests Landlord's consent to any assignment or sublease hereunder or to any modification or amendment of this Lease, then Tenant shall pay reasonable attorneys' fees incurred by Landlord in connection with Landlord's review of such request and preparation of any documents required to evidence Landlord's consent, if granted.

         32.      LANDLORD'S LIABILITY

                  Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements or for the purpose of binding Landlord personally or the assets of Landlord except Landlord's interest in the Premises and the Complex, but are made and intended for the purpose of binding only Landlord's interest in the Premises and Complex, including, but not limited to, any and all net consideration received by Landlord from the sale of all or any portion thereof, and all net insurance and condemnation proceeds paid to Landlord in connection therewith. No personal liability or personal responsibility is assumed by, or shall at any time be asserted or enforceable against, Landlord or Landlord's heirs, legal representatives, successors or assigns on account of this Lease or on account of any covenant, undertaking or agreement of Landlord contained in this Lease.

         33.      ESTOPPEL CERTIFICATES

                  Tenant shall, from time to time upon written request of Landlord, execute, acknowledge and deliver to Landlord or Landlord's designee a written statement stating: the date of this Lease was executed and the date it expires; the date Tenant entered into occupancy of the Premises; the amount of Basic Rent and Additional Rent and the date to which such Rent has been paid; and certifying (to the extent that the same is true and correct): that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date of agreement so effecting this Lease); that this Lease represents the entire agreement between the parties as to this leasing; that any conditions under this Lease to be performed by Landlord have been satisfied; that any required contributions by Landlord to Tenant on account of Tenant's improvements have been received; that there are no existing defenses or offsets which Tenant has against the enforcement of this Lease by Landlord; that no Rent has been paid in advance; and stating the amount of the Security Deposit paid to Landlord. It is intended that any such statement may be relied upon by a prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Property. If Tenant shall fail to respond within ten (10) business days of receipt by Tenant of a reasonable written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchase or mortgagee and that this Lease is in full force and effect, that there are no uncured defaults in Landlord's performance; that the Security Deposit is as stated in this Lease and that not more than one month's Rent has been paid in advance.

         34.      TRANSFER OF LANDLORD'S INTEREST

                  This Lease shall be assignable by Landlord without the consent of Tenant. In the event of any transfer or transfers of Landlord's interest in the Premises or the Property, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer and Tenant agrees to attorn to the transferee.

          35.     RIGHT TO PERFORM

                  If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by Tenant hereunder or shall fail to perform any other act on Tenant's part to be performed hereunder, and such failure shall continue for ten (10) business days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this Section as in the case of default by Tenant in the payment of Rent.

         36.      EXECUTION OF LEASE BY LANDLORD

                  The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of or option for the Premises, and this document shall become effective and binding only upon execution and delivery by Landlord. No act or omission of any employee or agent of Landlord or of Landlord's broker shall alter, change or modify any of the provisions hereof.

         37.      GENERAL

                  37.1     TITLES

                           The title to sections of this Lease are not a part of
this Lease and shall have no effect upon the construction or interpretation of any part hereof.

                  37.2     GOVERNING LAW

                           This Lease shall be construed and governed by the
laws of the State of Washington. Spokane County Superior Court shall be the venue for any lawsuit or other legal proceedings.

                  37.3     BINDING EFFECT

                           All of the covenants, agreements, terms and
conditions contained in this Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.

                  37.4     NO BROKER ENGAGED BY TENANT

                           Tenant represents and warrants to Landlord that
Tenant has not engaged any broker, finder or other person who would be entitled to any commission or fee in respect of the negotiation, execution or delivery of this Lease and shall indemnify and hold harmless Landlord against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant.

                  37.5     ENTIRE AGREEMENT

                           This Lease contains all covenants and agreements
between Landlord and Tenant relating in any manner to the lease, use and occupancy of the Premises and other matters set forth in this Lease. No prior agreements or understanding pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

                  37.6     VALIDITY

                           Any provision of this Lease which shall prove to be
invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall nevertheless remain in full force and effect.

                  37.7     INTEREST

                           Any Rent or other sums payable by Tenant to Landlord
which shall not be paid within fifteen (15) days after the due date thereof shall bear interest from the date tenant received notification that such sums are past due at the Default Rate calculated from the date of delinquency to the date of payment.

                  37.8     INTERPRETATION

                           This Agreement and each of the terms and provisions
hereof are deemed to have been explicitly negotiated between the parties, and the language in all parts of this Agreement shall, in all cases, be construed according to its fair meaning and not strictly for or against either party.

                  37.9     AUTHORIZATION

                           If Tenant is a corporation or partnership, Tenant
represents and warrants that the execution, delivery and performance of this Lease have been duly authorized by all necessary persons. The officer or partner executing this Lease on behalf of Tenant further individually represents and warrants that he or she is duly authorized to execute and deliver this Lease to Landlord on behalf of Tenant.

                  37.10    NO RECORDING

                           Tenant shall not record this Lease or any notice or
memorandum thereof in the records of the county auditor without Landlord's prior written consent.

                  37.11    REPLACEMENT AND CANCELLATION OF PRIOR LEASE.

                           In entering into this Lease, the parties do hereby
agree that on the effective date and after full execution of this Lease, that certain Lease, dated May 1st, 1998, between Landlord and Tenant for the Premises shall automatically terminate in advance of its Termination Date and shall have no further force or effect, without penalty. Although this will replace the prior Lease, there shall be no transfer of benefits, obligations or interpretations carried forward to this Lease unless they are specifically included herein.

             [The remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above set forth.

LANDLORD:                SPOKANE TEACHERS CREDIT UNION

                         By:    /s/ STEVEN L. DAHLSTROM
                               ----------------------------
                                     (signature)

                                Steven L. Dahlstrom
                               ----------------------------
                                   (print name)

                         Title: President
                               ----------------------------

TENANT:                  SPECTRUM INTEGRATED SERVICES, INC.,
                         D/B/A SOFTWARE SPECTRUM

                         By:    /s/ ROBERT D. GRAHAM
                               ----------------------------
                                     (signature)

                                Robert D. Graham
                               ----------------------------
                                     (print name)

                         Title: Vice President
                               ----------------------------

STATE OF WASHINGTON        )
                           )  ss
County of Spokane          )

         On this 10th day of March, 2000, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Steven L. Dahlstrom to me known to be the person who signed as of SPOKANE TEACHERS CREDIT UNION, the entity that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said entity for the uses and purpose therein mentioned, and on oath that he was duly elected, qualified and acting as said officer of said entity, that he was authorized to execute said instrument and that the seal affixed, if any, is the seal of said entity.

         IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

                                     /s/ SHERI L. MYERS
                                     ----------------------------------
                                         Sheri L. Myers
                                     Notary Public in and for the State of
                                     Washington, residing at Spokane
                                     My Commission expires: 9/15/00
                                                           ------------



STATE OF TEXAS             )
                           )  ss
County of Dallas           )

         On this 14th day of March, 2000, before me, the undersigned, a Notary Public in and for the State of Texas, duly commissioned and sworn, personally appeared Robert D. Graham to me known to be the person who signed as Vice President of SPECTRUM INTEGRATED SERVICES, INC., D/B/A SOFTWARE SPECTRUM, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purpose therein mentioned, and on oath that he was duly elected, qualified and acting as said officer of said entity, that he was authorized to execute said instrument and that the seal affixed, if any, is the seal of said corporation.

         IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

                                     /s/ CHRISTI M. BAKER
                                     -------------------------------------------
                                     Notary Public in and for the State of
                                     Texas, residing at Dallas County
                                                        -----------------------
                                     My Commission expires: 9/16/02
                                                           --------------------

                          EXHIBIT A, LEGAL DESCRIPTION
Parcel A:

That portion of Parcel 1, Block 1, Binding Site Plan 33-92, according to Site Plan recorded in Book 1 of Binding Site Plans, Pages 61 and 62, in Spokane County, Washington, described as follows:

BEGINNING at the Southwest corner of Parcel 1 of Spokane County Binding Site Plan No. 33-92; Thence along the Westerly line of said Parcel 1 the following five courses:

1. North 02(degree)56'04" West, 346.82 feet;

2. North 69(degree)35'51" West, 20.25 feet;

3. Northwesterly 84.12 feet along the arc of a non-tangent circular curve concave to the Northeast said curve having a radius of 218.89 feet, a central angle of 22(degree)01'11" and a long chord that bears North 54(degree)21'51" West, 83.61 feet;

4. Northwesterly 13.33 feet along the arc of a circular curve concave to the Southwest, said curve having a radius of 20.00 feet, a central angle of 38(degree)10'56" and a long chord that bears North 62(degree)26'44" West, 13.08 feet;

5. Northwesterly 18.55 feet along the arc of a circular curve concave to the Northeast, said curve having a radius of 50.00 feet, a central angle of 21(degree)15'27" and a long chord that bears North 70(degree)54'29" West, 18.44 feet, to the Northwest corner of said Parcel 1;

Thence North 59(degree)53'21" East, along the North line of said Parcel 1,
315.86 feet;

Thence South 02(degree)56'04" East, 564.79 feet, to the Northerly right of way line of Mission Avenue;

Thence South 87(degree)03'56" West along said right of way line, 168.66 feet to the Point of Beginning.

Parcel B:

A Parcel of Land located in the East half of the East half of the Southwest quarter and the West half of the West half of the Southeast quarter of Section 10, Township 25 North, Range 45 East, W.M., in Spokane County, Washington, more particularly described as follows:

BEGINNING at the South quarter corner of said Section from which the Southeast corner of said Section bears North 87(degree)03'56" East;

Thence North 30(degree)56'04" West, a distance of 562.49 feet to Southerly right of way of the Chicago, Milwaukee and St. Paul Railroad;

Thence North 59(degree)53'21" East along said Southerly right of way, a distance of 30.00 feet to the true point of beginning of this description;

Thence continue along said Southerly right of way North 59(degree)53'21" East, a distance of 480.00 feet to the most Northwesterly corner of Parcel 1 of Homestead Industrial Properties No. III, according to Binding Site Plan recorded in Volume 1 of Binding Site Plans, Page 12;

Thence South 30(degree)56'04" East, a distance of 411.00 feet;

Thence South 68(degree)44'58" West, a distance of 486.89 feet;

Thence North 30(degree)56'04" West, a distance of 336.00 feet to the True Point of Beginning.

Exhibit A
Page 1

Parcel C:

A Parcel of land located in the East half of the East half of the Southwest quarter and the West half of the West half of the Southeast quarter of Section 10, Township 25 North, Range 45 East, W.M., in Spokane County, Washington, being more particularly described as follows:

BEGINNING at the South quarter corner of said Section from which the Southeast corner of said section bears North 87(degree)03'56" East;

Thence North 30(degree)56'04" West, a distance of 33.97 feet to the Northerly right of way of Mission Avenue as it now exists 60.00 feet in width on March 27, 1979, and the True Point of Beginning;

Thence South 87(degree)03'56" West, a distance of 33.97 feet;

Thence North 30(degree)56'04" West a distance of 413.86 feet to the beginning of a non-tangent curve concave to the Northeast from which the radius bears North 19(degree)24'09" West, a distance of 50.00 feet;

Thence Northerly along said curve through a central angle of 156(degree)56'19", an arc distance of 136.96 feet;

Thence North 30(degree)56'04" West, a distance of 1.16 feet to the former Southerly right of way of the Chicago, Milwaukee and St. Paul Railroad;

Thence North 59(degree)53'21" East, a distance of 60.00 feet;

Thence South 30(degree)56'04" East, a distance of 544.03 feet to the Northerly right of way of said Mission Avenue;

Thence South 87(degree)03'56" West, a distance of 33.97 feet to the True Point of Beginning;

EXCEPT that portion deeded to Spokane County for Signal Road by Right of Way Deed recorded April 1, 1986, under Auditor's File No. 8604010235, described as follows:

BEGINNING at the South quarter corner of said Section from which the Southeast corner of said Section bears North 87(degree)03'56" East;

Thence North 30(degree)56'04" West, a distance of 33.97 feet to the Northerly right of way line of Mission Avenue as it now exists 60.00 feet in width on March 27, 1979, and the True Point of Beginning;

Thence South 87(degree)03'56" West, a distance of 33.97 feet;

Thence North 30(degree)56'04" West, a distance of 513.01 feet to the Southerly right of way line of the Chicago, Milwaukee and St. Paul Railroad;

Thence North 59(degree)53'21" East, a distance of 60.00 feet;

Thence South 30(degree)56'04" East, a distance of 544.03 feet to the Northerly right of way line of said Mission Avenue;

Thence South 87(degree)03'56" West, a distance of 33.97 feet to the True Point of Beginning.

Parcel D:

A Parcel of Land in the South half of Section 10, Township 25 North, Range 45 East, W.M., in Spokane County, Washington, described as follows:

BEGINNING at the South quarter corner of said Section, from which the Southeast corner of said Section bears North 87(degree)03'56" East;

Thence North 30(degree)56'04" West, a distance of 33.97 feet to the North margin of Mission Avenue as it now exists 60 feet in width on May 27, 1980;


Exhibit A
Page 2

Thence North 87(degree)03'56" East, a distance of 33.97 feet to the True Point of Beginning of this description, said point being the Southeast corner of Parcel "B" of the Record of Survey recorded in Book 18 of Surveys, Page 27, in the Spokane Auditor's Office;

Thence North 30(degree)56'04" West, along the East boundary of said Parcel "B", a distance of 208.03 feet to the Southwest corner of that parcel of land conveyed to William W. Main and Norms Lee Main, doing business as William W. Main Investment Company, by deed dated January 10, 1980, and recorded January 11, 1980, in said Auditor's Office under Auditor's File No. 8001110047;

Thence North 68(degree)44'58" East along the South boundary of said Parcel, a distance of 486.89 feet to the Southeast corner of said Parcel;

Thence North 30(degree)56'04" West along the boundary of said Parcel and the boundary of Parcel "A" of said Record of Survey, a distance of 25.00 feet;

Thence North 59(degree)56'27" East, a distance of 201.24 feet to the beginning of a non-tangent curve concave to the Northeast having a radius of 50.00 feet (to which a radial line bears South 29(degree)43'15" West);

Thence Southeasterly along said curve through a central angle of 21(degree)15'27" an arc distance of 18.55 feet to the beginning of a reverse curve concave to the Southwest having a radius of 20.00 feet;

Thence Southeasterly along said curve through a central angle of 38(degree)10'56" an arc distance of 13.33 feet to the beginning of a reverse curve concave to the Northeast having a radius of 218.89 feet (to which a radial line bears South 46(degree)38'44" West);

Thence Southeasterly along said curve through a central angle of 27(degree)23'09" an arc distance of 104.62 feet;

Thence South 02(degree)56'04" East a distance of 376.22 feet to said North margin of Mission Avenue;

Thence South 87(degree)03'56" West along said North margin, a distance of 644.25 feet to the True Point of Beginning.

EXCEPT that portion deeded to Spokane County for Mission Avenue by right of way deed recorded October 7, 1993 under Auditor's File No. 9310070105 described as follows:

BEGINNING at the Southeast corner of that parcel shown on the Record of Survey recorded in Book 22 of Surveys, page 41;

Thence North 02(degree)56'04" West, along the East line of said Parcel, a distance of 16 feet;

Thence South 87(degree)03'56" West, parallel with the South line of said Parcel, a distance of 353.73 feet to the beginning of a curve concave to the Southeast with a radius of 866.05 feet;

Thence Southwesterly along said curve to the South line of said Parcel;

Thence North 87(degree)03'56" East, along said South line to the Point of Beginning.

Parcel E:

A parcel of land located in the South half of Section 10, Township 25 North, Range 45 East, W.M., in Spokane County, Washington, described as follows:

BEGINNING at the South quarter corner of said Section from which the Southeast corner of said Section bears North 87(degree)03'56" East;

Thence North 30(degree)56'04" West, 33.97 feet to the Northerly margin of Mission Avenue;

Thence North 87(degree)03'56" East along said Northerly margin, a distance of
678.22 feet to a point, said point being the Southeast corner of that parcel shown on the survey recorded in Book 22 of Surveys, Page 41;

Exhibit A
Page 3

Thence North 02(degree)56'04" West along the Easterly boundary of said parcel, a distance of 376.22 feet to an angle point in the boundary of said parcel and the True Point of Beginning of this description;

Thence continue North 02(degree)56'04" West, 0.60 feet;

Thence North 69(degree)35'51" West, 20.25 feet to a point on the Northeasterly boundary of said parcel, said point being the beginning to a non-tangent curve concave to the Northeast, the radius of which bears North 24(degree)37'34" East,
218.89 feet;

Thence Easterly along said curve through a central angle of 5(degree)21'58" an arc distance of 20.50 feet to the True Point of Beginning, in Spokane County, Washington.


Exhibit A
Page 4

                                   EXHIBIT B-1

                              SITE PLAN OF PROPERTY

[The page contains a drawing showing a site plan of the property on which the premises is located.]



Exhibit B-1
Page 1

                                   EXHIBIT B-2

                             FLOOR PLAN OF PREMISES

[This page and the following page contain drawings depicting a floor plan of the premises. The first page shows the floor plan for Building 1, and the second page shows the floor plan for Building 2.]



Exhibit B-2
Page 1